Exhibit 99.1

Trump Media Settles Legal Disputes

SARASOTA, Fla., July 19, 2026 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced today that all claims between and among individuals and entities including Trump Media, Patrick Orlando, and ARC Global Investments II LLC have been mutually resolved pursuant to a confidential settlement agreement.

About Trump Media & Technology Group

The mission of TMTG is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations; Truth+, a TV streaming platform focusing on family friendly live TV channels and on-demand content; and Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine
MZ Group | Partner, MZ North America
Email: shannon.devine@mzgroup.us

Media Contact
press@tmtgcorp.com